                                                                    Exhibit 99.1


                          NOTICE OF GUARANTEED DELIVERY
                                 With Respect to
                             RSL COMMUNICATIONS PLC
                          12 1/4% Senior Notes due 2006

      This form must be used by a holder of the 12 1/4% Senior Notes due 2006 (the "Original Notes") of RSL Communications PLC (the "Company"), who wishes to tender Original Notes to the Exchange Agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer - Guaranteed Delivery Procedures" of the Prospectus dated _________ __, 1997 (the "Prospectus") and in Instruction 1 to the Letter of Transmittal. Any holder who wishes to tender Original Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date of the Exchange Offer. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

      To: The Chase Manhattan Bank, Exchange Agent

        By Registered or Certified Mail, by Overnight Courier or by Hand:

                            The Chase Manhattan Bank
                               450 W. 33rd Street
                          New York, New York 10001-2697
                      Attention: Corporate Trust Department

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

      The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Original Notes specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 1 of the Letter of Transmittal. The undersigned hereby tenders the Original Notes listed below:

================================================================================
    CERTIFICATE NUMBER(S) (IF KNOWN)              AGGREGATE PRINCIPAL
            OF ORIGINAL NOTES                       AMOUNT TENDERED
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

Name of Tendering Holder: ______________________________________________________

  Signature(s): ________________________________________________________________

  Name(s) (please print): ______________________________________________________

Address: _______________________________________________________________________

         _______________________________________________________________________

Telephone Number: ______________________________________________________________

Date: __________________, 1997

                                    GUARANTEE
                    (Not to be used for signature guarantee)

      The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule l7Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent of the Letter of Transmittal, together with the Original Notes tendered hereby in proper form for transfer and any other required documents, all by 5:00 p.m., New York City time, before the fifth business day following the Expiration Date.

--------------------------------------------------------------------------------

                                    SIGN HERE

              Name of firm (please print): ________________________

              Authorized Signature: _______________________________

              Name (please print): ________________________________

              Address: ____________________________________________

                       ____________________________________________

                       ____________________________________________

              Telephone Number: ___________________________________

              Date: _______________________________________________

--------------------------------------------------------------------------------

DO NOT SEND TENDERED ORIGINAL NOTES WITH THIS FORM. ACTUAL DELIVERY OF TENDERED ORIGINAL NOTES MUST BE MADE IN ACCORDANCE WITH, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS.

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

      1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Instead of delivery by mail, it is recommended that the holder use an overnight or hand delivery service. Facsimile transmission is permissible, provided, however, that receipt is confirmed by telephone and an original is delivered by guaranteed overnight courier. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see the section set forth in the Prospectus entitled "The Exchange Offer - Guaranteed Delivery Procedures" and Instruction 1 of the Letter of Transmittal.

      2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the tendered Original Notes referred to herein, the signature must correspond with the name(s) written on the face of the tendered Original Notes without alteration or any change whatsoever.

      If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any tendered Original Notes listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the tendered Original Notes.

      If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, office of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority so to act must be submitted.

      3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders also may contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.